UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2008 (January 10, 2008)
iMEDIA INTERNATIONAL, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50159 (Commission File Number)	56-2428786 (IRS Employer Identification Number)
1721 21st Street
Santa Monica, California 90404
(Address of principal executive offices)
Registrant’s telephone number, including area code: (310) 453-4499
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective on January 10, 2008, Mr. John Babcock and Mr. Jeffrey M. Johnson were appointed as independent directors on the board of directors of the Registrant.
Mr. Babcock is a Partner at Rustic Canyon Partners, a venture capital firm with over $800 million under management. Mr. Babcock brings over 15 years of technology industry experience to both the firm and his portfolio companies. He focuses on investment opportunities in information services, clean technology and advanced construction materials. Mr. Babcock has been a Partner since the firm’s founding in 1999. Before Rustic Canyon, Mr. Babcock was general manager of online real estate at The Los Angeles Times. Previously, Mr. Babcock founded the Delta Group, a technology consulting firm, having advised companies such as Intel, Compaq Computer and Home Savings of America. Mr. Babcock began his career as a software programmer. Mr. Babcock received his B.A. from Duke University and his M.B.A. from the Anderson School at UCLA. Mr. Babcock currently serves on the boards of directors of Foodlink Online, Leads360, Pentadyne, Serious Materials, and SiliconSystems.
Mr. Johnson has over 20 years of publishing experience as well as extensive experience in multi-media initiatives including print, broadcast and online. Since March 2007, he has been the Operating Partner for The Yucaipa Companies, a private investment firm owned by billionaire Ronald Burkle. Mr. Johnson oversees Yucaipa’s media interests, which include investments in Al Gore’s Emmy® Award-winning Current TV channel and Source Interlink, a major distributor of magazines and CDs. Mr. Johnson previously worked for Tribune Company in Chicago, Illinois from 1984 to 2006, most recently as Publisher, President and CEO of The Los Angeles Times. Previously, he was the newspaper’s Executive Vice President and General Manager. Prior to that, Mr. Johnson served as CEO for Landoll, Inc., an Ashland, Ohio-based publisher of children’s educational books and materials formerly owned by Tribune Education. Mr. Johnson began his career at KPMG before moving to the corporate staff at Tribune Company, where he managed various operational divisions at The Chicago Tribune. Later, he served as Vice-

President of Operations and Technology for another Tribune newspaper, The Orlando Sentinel in Orlando, Florida. Mr. Johnson holds a B.S. in Accounting from the University of Illinois and an M.B.A. from the University of Chicago. Mr. Johnson serves as Chairman of the Board for the United Way of Los Angeles and serves on the board of directors of the Metropolitan YMCA of Greater Los Angeles.
Effective on January 10, 2008, Mr. Franklin Unruh resigned from the Registrant’s board of directors. Mr. Unruh formerly served as the Registrant’s Chief Financial Officer from August 2003 to December 2006 and as the Registrant’s Chief Operating Officer from December 2006 until January 2007.
The appointments of Mr. Babcock and Mr. Johnson and the resignation of Mr. Unruh are steps under iMedia’s plan to have a fully independent board of directors. The additions and resignation bring the total number of board members to five.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2008	iMEDIA INTERNATIONAL, INC.
	By:	/s/Anthony J. Fidaleo
Anthony J. Fidaleo,
Chief Financial Officer